UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K



                       Pursuant to Sections 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 3, 1997



                                 CHANNEL i INC.
                          [formerly Channel i Limited]
               (Exact name of registrant as specified in charter)



                                     Nevada
         (State or other jurisdiction of incorporation or organization)


       33-25889-LA                                    33-0264030
(Commission File Number)                 (I.R.S. Employer Identification Number)



           700-555 West Hastings Street, Vancouver, BC, Canada V6B 4N5
              (Address of Principal Executive Offices and Zip Code)


                                 (604) 482-1211
              (Registrant's telephone number, including area code)





                  1720 Placita de Santos, Tucson, Arizona 85704
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     Dr. Ray Hoag and Mr. Jeremy Renton resigned from the board of directors and were replaced by Mr. Robert G. Clarke, who is now President, and Mr. Walter Pickering, who is now Secretary.


Item 9. Sales of Equity Securities Pursuant to Regulation S.

     1. Authorization for Sale and Issuance of Common Stock Units. On February 3, 1997, Channel i Inc. ( "Company") completed the distribution of 1,785,000 common stock Units at the price of US$0.05 per Unit, each Unit consisting of one
(1) share of common stock of the Company, and four (4) Class A Common Stock Purchase Warrants ("Class A Warrants"), each Class A Warrant entitling the holder thereof to purchase one share of the Company's common stock from the date of issuance until August 3, 1997, at a price of six and one-fourth cents (US$0.0625) per share. The common stock Units were offered and sold outside the United States of America in reliance upon Rule 903(c)(2) of Regulation S under the Securities Act of 1933, as amended ("Act"). No value was assigned or any part of the Unit purchase price allocated to the Class A Warrants.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:   February 18, 1997
                                      CHANNEL i INC




                                      By: /s/ Robert G. Clarke
                                      ------------------------
                                      Robert G. Clarke, President